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                                                                   EXHIBIT 10.61

                                                                  EXECUTION COPY

                             INTERCREDITOR AGREEMENT

         Intercreditor Agreement dated as of September 8, 1999 among The Williams Companies, Inc., a Delaware corporation (the "Parent"), Williams Communications Group, Inc., a Delaware corporation and a direct subsidiary of the Parent ("Holdings"), Williams Communications, Inc., a Delaware corporation and wholly owned direct subsidiary of Holdings (the "Borrower") and Bank of America, N.A., as Administrative Agent (the "Administrative Agent").

                              W I T N E S S E T H:

         WHEREAS, Holdings and the Borrower are parties to a Credit Agreement (the "Credit Agreement") dated as of September 8, 1999 among themselves, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, and The Chase Manhattan Bank, as Syndication Agent (the "Syndication Agent" and, together with the Administrative Agent, the "Agents");

         WHEREAS, Holdings and the Borrower may become parties to one or more Incremental Credit Facilities (each, an "Incremental Facility" and, collectively, the "Incremental Facilities") as permitted by Section 2.20 of the Credit Agreement;

         WHEREAS, the Borrower is the obligor on an intercompany promissory note in favor of the Parent in an outstanding principal amount not to exceed at any time $1,000,000,000 plus (i) accrued interest thereon added to the principal amount thereof, if any, and (ii) unpaid amounts owing by the Borrower under certain contracts with the Parent added to the principal amount thereof, if any, in an aggregate amount not to exceed $25,000,000 in any year (the "Intercompany Note");

         WHEREAS, the Borrower is a party to the Participation Agreement and the other Operative Documents governing the ADP and the ADP Obligations;

         WHEREAS, the Parent, as successor to its wholly owned direct subsidiary, Williams Holdings of Delaware, Inc. ("Delaware Holdings"), is a party to the Amended and Restated Guaranty Agreement (the "ADP Guaranty") dated as of September 2, 1998 between Delaware Holdings and State Street Bank and Trust Company of Connecticut, National Association, as Trustee and Collateral Agent, and Citibank, N.A., as Agent and APA Agent, pursuant to which Delaware Holdings has guaranteed all of the ADP Obligations under the ADP; and


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         WHEREAS, in order to induce the Agents, the Lenders, the Swingline
Lenders, the Issuing Banks and the successors and assigns of any of them (collectively, the "Benefitted Persons") to enter into the Credit Agreement and any Incremental Credit Facilities, the Parent has agreed to enter into this Agreement;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.01. Defined Terms; References. Unless otherwise specifically defined herein, each term defined in the Credit Agreement is used herein (including the preamble and the recitals hereto) as therein defined. The following additional terms, as used herein, have the meanings assigned to such terms in Appendix A to the Participation Agreement:

         "Completion Date"

         "Environmental Trigger"

         "Expiration Date"

         "Item"

         "Lease"

         "Offer to Purchase"

         "Property"

         "Renewal Term"

         "Termination Date"

         "Termination Value"

         "Unwind Event"


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                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

         The Parent represents and warrants as follows:

         SECTION 2.01. Organization; Powers. The Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as now conducted, and except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect on the business, assets, prospects or condition, financial or otherwise, of the Parent and its subsidiaries, considered as a whole, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

         SECTION 2.02. Authorization; Enforceability. The execution, delivery and performance by the Parent of this Agreement are within the Parent's corporate powers and have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Parent and constitutes a legal, valid and binding obligation of the Parent, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         SECTION 2.03. Governmental Approvals; No Conflicts. The execution, delivery and performance by the Parent of this Agreement (i) do not require any consent or approval of, registration or filing with, or any other action by or in respect of, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Parent or any subsidiary of the Parent or any order or decree of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Parent or any subsidiary of the Parent or any of their respective assets, or give rise to a right thereunder to require any payment to be made by the Parent or any subsidiary of the Parent and (iv) will not result in the creation or imposition of any Lien on any asset of the Parent or any subsidiary of the Parent.



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                                    ARTICLE 3

                           COVENANTS IN RESPECT OF ADP

         Until the Commitments shall have expired or been terminated, all Obligations shall have been paid in full and all Letters of Credit shall have expired or been terminated, the Parent unconditionally covenants and agrees with the Administrative Agent, for the benefit of the Benefitted Persons, that:

         SECTION 3.01. Payment of ADP Guaranteed Obligations. If the Borrower elects, or is required, to make any payment (other than Fixed Rent) under the Operative Documents (whether such payment is in respect of the Termination Value or otherwise), the Parent, for the benefit of the Borrower and the Benefitted Persons, will make such payment punctually in cash as and when the same shall become due and payable, whether at maturity or by declaration or otherwise; provided that this section shall not prevent the Borrower from making any such payment or any portion thereof, in lieu of payment thereof by the Parent, if, on the date of such payment, (x) the Borrower is permitted to make such payment under Section 6.04(g) of the Credit Agreement and (y) no Default has occurred and is continuing or would result therefrom.

         SECTION 3.02. Default under Operative Documents. Upon the occurrence of a Default (as defined in the Participation Agreement) (an "ADP Default"), an Event of Default (as defined in the Participation Agreement) (an "ADP Event of Default"), an Environmental Trigger or an Unwind Event under the Operative Documents (or any other event under the Operative Documents which, with the giving of notice or lapse of time or both, would permit any party to the Operative Documents to exercise any remedy thereunder), the Parent will, unless such ADP Default, ADP Event of Default, Environmental Trigger or Unwind Event has been cured or waived by the Borrower, prior to any exercise of remedies by any party to the Operative Documents, (i) pay the Termination Value of the Property and any other amounts due under the Operative Documents punctually in full in cash (or if such event is susceptible to cure, the Termination Value of the Item or Items of Property necessary to cure such event) and (ii) take all other actions as may be necessary, desirable or requested by the Administrative Agent or the Required Lenders in order to prevent any retention by, or sale, transfer or other disposition of the Property or any Item thereof to, any Person other than the Borrower or the Parent; provided that this section shall not prevent the Borrower from making any such payment or portion thereof in respect of the Termination Value or any other such amount, in lieu of payment thereof by the Parent, if, on the date of such payment, (x) the Borrower is permitted to make such payment under Section 6.04(g) of the Credit Agreement and (y) no Default has occurred and is continuing or would result therefrom.



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         SECTION 3.03. Election to Purchase the Property and Pay Termination
Value. (a) If the Borrower elects to exercise its option to purchase the Property or any Item thereof at any time for any reason, the Parent will pay the Termination Value of such Property and any other amounts due under the Operative Documents punctually in full in cash; provided that this section shall not prevent the Borrower from making any such payment or any portion thereof in respect of the Termination Value or any such other amount, in lieu of payment thereof by the Parent, if, on the date of such payment by the Borrower, (x) the Borrower is permitted to make such payment under Section 6.04(g) of the Credit Agreement and (y) no Default has occurred and is continuing or would result therefrom.

          (b) If, immediately prior to the occurrence of the Completion Date, the Termination Date, the Expiration Date or any other date upon which the ADP terminates, the Property would be included on the consolidated balance sheet of the Borrower and its consolidated subsidiaries in accordance with GAAP, the Borrower agrees to exercise its option to purchase the Property by delivering an Offer to Purchase the Property in accordance with the Operative Documents. Upon the exercise of such option, the Parent will pay the Termination Value of such Property and any other amounts due under the Operative Documents punctually in full in cash; provided that this section shall not prevent the Borrower from making any such payment or any portion thereof in respect of the Termination Value or any such other amount, in lieu of payment thereof by the Parent, if, on the date of such payment by the Borrower, (x) the Borrower is permitted to make such payment under Section 6.04(g) of the Credit Agreement and (y) no Default has occurred and is continuing or would result therefrom.

         SECTION 3.04. Contribution of Property. At any time when the Parent has a right to acquire and acts to exercise such right, or otherwise acquires, any of the Property (whether by payment of all, or a portion of, the Termination Value or otherwise), the Parent will immediately contribute such Property (and any right to acquire such Property) to Holdings and Holdings will immediately contribute all such Property (and any such right) to the Borrower, in each case as a capital contribution to Holdings or the Borrower, as the case may be.

         SECTION 3.05. No Subrogation; Contributions to Holdings's Capital. The Parent and Holdings, for the benefit of the Benefitted Persons, hereby waive any right to be subrogated to the rights of any obligee under the Operative Documents or any other Person against the Borrower with respect to any payment made under Section 3.01, 3.02 or 3.03 above or any contribution of Property to Holdings or the Borrower pursuant to Section 3.04 above, whether such right arises by operation of law or otherwise. The Parent and Holdings acknowledge and agree that their only right in respect of any such payment or contribution of Property shall be the right to treat such payment or contribution of Property as
(i)



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in the case of the Parent, (A) a contribution to the capital of Holdings, in return for which the Parent may acquire Qualifying Equity Interests of Holdings in an aggregate amount equal to such payment or the Termination Value of the contributed Property, as the case may be, or (B) a contribution to Holdings in return for which the Parent may acquire Qualifying Holdings Debt in an aggregate principal amount equal to such payment or the Termination Value of the contributed Property, as the case may be, or (ii) in the case of Holdings, a contribution to the capital of the Borrower, in return for which Holdings may acquire Qualifying Equity Interests of the Borrower in an aggregate amount equal to such payment or the Termination Value of the contributed Property, as the case may be.

         SECTION 3.06. Further Assurances. Each of the Parent, Holdings and the Borrower will, and will cause each subsidiary of the Parent to, execute any and all documents, agreements and instruments, and take all such further actions which may be necessary, desirable or requested by the Administrative Agent or the Required Lenders to (i) effectuate the foregoing provisions relating to the Property and the acquisition by, or contribution to, the Borrower of all such Property and (ii) prevent any retention by, or sale, transfer or other disposition of the Property or any Item thereof to, any Person other than the Borrower or the Parent.

                                    ARTICLE 4

           INTERCREDITOR ARRANGEMENTS IN RESPECT OF INTERCOMPANY NOTE

         Until the Commitments shall have expired or been terminated, the Obligations shall have been paid in full and all Letters of Credit shall have expired or been terminated, the Parent, Holdings and the Borrower unconditionally covenant and agree with the Administrative Agent, for the benefit of the Benefitted Persons, as follows:

         SECTION 4.01. Intercompany Note. The Parent, Holdings and the Borrower agree that the Intercompany Note shall be subject to the provisions of this
Article 4. The Parent accepts and agrees that all payments of principal of, and interest on, and all other obligations in respect of, the Intercompany Note, shall, to the extent and in the manner set forth in this Article 4, be subordinated in right of payment to the prior payment in full in cash of all Obligations.

         SECTION 4.02. Borrower Not to Make Payments under the Intercompany
Note in Certain Circumstances. Upon the occurrence and during the continuation of any Default or Event of Default (other than any Default or Event of Default referred to in Section 7.01(e) of the Credit Agreement) (each such non-excluded


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Default or Event of Default being referred to in this Agreement as a "Facility
Default"):

          (a) no payment shall be made by Holdings, the Borrower or any other Subsidiary on or with respect to the principal of, or interest on, or other obligations in respect of, the Intercompany Note or to acquire the Intercompany Note or any portion thereof unless and until such Facility Default shall have been cured or waived, nor shall any such payment be made if after giving effect, as if paid, to such payment, any Facility Default would exist;

          (b) the Parent shall not demand, accept or receive, or attempt to collect or commence any legal proceedings to collect, any direct or indirect payment (in cash or property or by setoff, exercise of contractual or statutory rights or otherwise) of or on account of any amount payable on or with respect to the Intercompany Note; and

          (c) the Parent will not commence or maintain any action, suit or any other legal or equitable proceeding against Holdings, the Borrower or any other Subsidiary, or join with any creditor in any such proceeding, under any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar law, unless the Benefitted Persons shall also join in bringing such proceeding, provided that this Section 4.02 shall not prohibit the Parent from filing a proof of claim or otherwise participating in any such proceeding not commenced by it.

         SECTION 4.03. Intercompany Note Subordinated to Prior Payment of all Obligations on Dissolution, Liquidation or Reorganization of the Borrower. In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Borrower or to its creditors, in their capacity as creditors of the Borrower, or to substantially all of the Borrower's property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Borrower, whether or not involving insolvency or bankruptcy:

          (a) the Benefitted Persons shall first be entitled to receive payment in full of the principal of, all interest (including Post-Petition Interest) on, and all other amounts payable that constitute or relate to the Obligations before the Parent shall be entitled to receive any payment on account of the principal of, or interest on, or other obligations in respect of, the Intercompany Note;

          (b) the Intercompany Note shall forthwith (notwithstanding any other provision contained in this Article 4) become due and payable and any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, to which the Parent would be entitled, but for the provisions

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of this Article 4, shall be paid or distributed by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the Administrative Agent or any other representative on behalf of the Benefitted Persons, to the extent necessary to make payment in full of all Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to the Befitted Persons;

          (c) the Parent irrevocably authorizes and empowers (without imposing any obligation on) each Benefitted Person, the Administrative Agent and any other representative on behalf of the Benefitted Persons to demand, sue for, collect and receive such Benefitted Person's ratable share of all such payments and distributions in respect of the Intercompany Note and to receipt therefor, and to file and prove all claims therefor and take all such other action not inconsistent with the foregoing (including the right to vote such Benefitted Person's ratable share of the Intercompany Note) in the name of the Parent, as such Benefitted Person, the Administrative Agent or any other representative on behalf of the Benefitted Persons may determine to be necessary or appropriate for the enforcement of the provisions of this Article 4; and

          (d) the Parent shall execute and deliver to the Administrative Agent all such further instruments confirming the above authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and shall take all such other action as may be requested by any Benefitted Person, in order to enable the Administrative Agent or such other Benefitted Person to enforce all claims upon or in respect of each Benefitted Person's ratable share of the Intercompany Note.

         SECTION 4.04. Rights of Holders of Obligations; Subrogation. (a) Should any payment or distribution or security or the proceeds of any distribution thereof be collected or received by the Parent in respect of the Intercompany Note, and such collection or receipt is prohibited hereunder prior to the payment in full of the Obligations, the Parent will forthwith deliver the same to the Administrative Agent for the equal and ratable benefit of the Benefitted Persons in precisely the form received (except for the endorsement or the assignment of or by the Parent where necessary) for application to payment of all Obligations in full, after giving effect to any concurrent payment or distribution to the Benefitted Persons and, until so delivered, the same shall be held in trust by the Parent as the property of the Benefitted Persons.

          (b) All payments and distributions received by the Administrative Agent in respect of the Intercompany Note, to the extent received in or converted into cash, may be applied by the Administrative Agent first to the payment of any and

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all reasonable out-of-pocket expenses (including attorney's fees and legal expenses) paid or incurred by the Administrative Agent or such representative in enforcing the provisions hereof or in endeavoring to collect or realize upon the Intercompany Note, and any balance thereof shall, solely as between the Parent, on the one hand, and the Benefitted Persons, on the other hand, be applied by the Administrative Agent in such order of application as the Administrative Agent may from time to time select, toward the payment of the Obligations remaining unpaid.

          (c) The Parent shall not be subrogated to the rights of the Benefitted Persons to receive payments or distributions of assets of the Borrower until all amounts payable with respect to the Obligations shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the Parent of any cash, property or securities to which the Parent would be entitled except for these provisions shall, as between the Borrower, its creditors, other than the Benefitted Persons, and the Parent, be deemed to be a payment by the Borrower to or on account of the Obligations. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Parent, on the one hand, and the holders of the Obligations, on the other hand.

          (d) Subject to the payment in full of all Obligations, the termination of the Commitments and the expiration or termination of all Letters of Credit, the Parent shall be subrogated to the rights of the holders of the Obligations to receive payments or distributions of cash, property or securities of the Borrower applicable to the Obligations until all amounts owing on the Intercompany Note shall be paid in full. For purposes of such subrogation, no payments or distributions to the Parent of cash, property, securities or other assets by virtue of the subrogation herein provided which otherwise would have been made to the Benefitted Persons shall, as between the Borrower, its creditors other than the Benefitted Persons and the Parent, be deemed to be a payment to or on account of the Intercompany Note. The Parent agrees that, in the event that all or any part of any payment made on account of the Obligations is recovered from the Benefitted Persons as a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, any payment or distribution received by the Parent on account of the Intercompany Note at any time after the date of the payment so recovered, whether pursuant to the right of subrogation provided for in this Section 4.04(d) or otherwise, shall be deemed to have been received by the Parent in trust as the property of the Benefitted Persons and the Parent shall forthwith deliver the same to the Administrative Agent for the equal and ratable benefit of the Benefitted
Persons for application to payment of all Obligations in full.

         SECTION 4.05. Renewals, Extensions and Increases of the Obligations. The Parent hereby waives any and all notice of renewal, extension, accrual or


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increase in the amount of any of the Obligations, present or future, and agrees and consents that without notice to or assent by the Parent:

          (a) the obligation and liabilities of the Borrower, Holdings, any Loan Party or any other party or parties for or upon the Obligations (or any Loan Document or any other document evidencing, securing, or relating to the same) may, from time to time, in whole or in part, be renewed, extended, increased, modified, amended, accelerated, compromised, supplemented, terminated, sold, exchanged, waived or released;

          (b) the Administrative Agent or any other representative acting on behalf of the Benefitted Persons, and the Benefitted Persons themselves, may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Obligations;

          (c) any balance or balances of funds with any Benefitted Persons at any time standing to the credit of the Borrower may, from time to time, in whole or in part, be surrendered or released;

all as the Administrative Agent or any other representative or representatives acting on behalf of the Benefitted Persons, and the Benefitted Persons themselves, may deem advisable and all without impairing, abridging, diminishing, releasing or affecting the subordination of the Intercompany Note to the Obligations provided for herein.

         SECTION 4.06. Obligation of Borrower Unconditional. Nothing contained in this Article 4 or in the Intercompany Note is intended to or shall impair, as between the Borrower, its creditors other than Benefitted Persons, and the Parent, the obligation of the Borrower, which is absolute and unconditional, to pay to the Parent the principal of, and interest on, the Intercompany Note, as and when the same shall become due and payable (except as provided in this Article 4), by lapse of time, acceleration or otherwise, in accordance with its terms, or is intended to or shall affect the relative rights of the Parent and other creditors of the Borrower other than the Benefitted Persons, nor shall anything herein or therein prevent the Parent (i) from taking all appropriate actions to preserve its rights under the Intercompany Note not inconsistent with the rights of the Benefitted Persons under this Article 4, or (ii) from exercising all remedies otherwise permitted by applicable law upon default under the Intercompany Note, subject to the rights, if any, under this Article 4 of the Benefitted Persons in respect of cash, property or securities of the Borrower otherwise payable or delivered to such holders upon the exercise of any such remedy.


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         SECTION 4.07. Intercompany Note Not to be Transferred. Unless and until all Obligations shall have been paid in full, the Commitments shall have been terminated and all Letters of Credit shall have expired or been terminated, the Parent will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of the Intercompany Note, or enter into any transaction having the economic effect of any of the foregoing, and any such attempted sale, transfer, assignment, pledge, hypothecation or other disposition or transaction shall be null and void.

                                    ARTICLE 5

                                  MISCELLANEOUS

         SECTION 5.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to Holdings, the Borrower, either Agent or any Benefitted Person, as provided in the Credit Agreement; and

          (b) if to the Parent, to it at One Williams Center, Tulsa, Oklahoma, 74172, Attention of Treasurer (Telecopy No. 918-573-2065).

         Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         SECTION 5.02. Reliance. The Parent hereby acknowledges and agrees that the Benefitted Persons have relied upon and will continue to rely upon the provisions hereof in entering into the Credit Agreement and any Incremental Facility relating to the Obligations and in extending credit to the Borrower pursuant thereto.

         SECTION 5.03. Waiver; Amendment. (a) No failure or delay by the Administrative Agent, any representative or representatives of the Benefitted Persons or any Benefitted Person in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, any representative or representatives of the Benefitted Persons and the Benefitted

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Persons hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No present or future Benefitted Person shall be prejudiced in its right to enforce the provisions contained herein in accordance with the terms hereof by any act or failure to act on the part of the Parent, Holdings, the Borrower or any Subsidiary.

          (b) The provisions contained herein are for the benefit of the Benefitted Persons from time to time and, so long as any Commitment, Obligation or Letter of Credit is outstanding, may not be waived, rescinded, canceled or modified in any way without the prior written consent thereto of the Administrative Agent and the Required Lenders.

         SECTION 5.04. Loan Document. Each of the parties hereto agrees that this Agreement is a Loan Document for all purposes under the Facilities, including without limitation, Article 7 of the Credit Agreement.

         SECTION 5.05. Termination. The obligations of the Parent, Holdings and the Borrower under this Agreement shall remain in full force and effect until the date upon which all outstanding Obligations shall have been paid in full, all Commitments shall have terminated and all Letters of Credit and Specified Hedging Agreements shall have expired or been terminated. If at any time any amount paid or payable under any Loan Document or Specified Hedging Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, the obligations of the Parent, Holdings and the Borrower under this Agreement shall be reinstated at such time.

         SECTION 5.06. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, the Benefitted Persons and their respective successors and assigns) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         SECTION 5.07. Survival. All covenants, agreements, representations and warranties made by the Parent, Holdings and the Borrower in or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

         SECTION 5.08. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be

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ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 5.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) Each of the Parent, Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Benefitted Person may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Parent, Holdings, the Borrower or their respective properties in the courts of any jurisdiction.

          (c) Each of the Parent, Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 5.08(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY

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

APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 5.11. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         SECTION 5.12. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.





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



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                            THE WILLIAMS COMPANIES, INC.


                                            By: /s/ JAMES G. IVEY
                                               --------------------------------
                                                  Name: James G. Ivey
                                                  Title: Treasurer


                                            WILLIAMS COMMUNICATIONS
                                            GROUP, INC.


                                            By: /s/ SCOTT E. SCHUBERT
                                               --------------------------------
                                                  Name: Scott E. Schubert
                                                  Title: Senior Vice President &
                                                         Chief Financial Officer


                                            WILLIAMS COMMUNICATIONS, INC.


                                            By: /s/ SCOTT E. SCHUBERT
                                               --------------------------------
                                                  Name: Scott E. Schubert
                                                  Title: Senior Vice President &
                                                         Chief Financial Officer

                                            BANK OF AMERICA, N.A.,
                                            as Administrative Agent


                                            By: /s/ PAMELA S. KURTZMAN
                                               --------------------------------
                                                  Name: Pamela S. Kurtzman
                                                  Title: Vice President



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